SLM Student Loan Trust 2004-7 Quarterly Servicing Report
Report Date: 09/30/2005 Reporting Period: 7/1/05-9/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics					06/30/2005	Activity	09/30/2005

A	i	Portfolio Balance				$1,112,068,059.75	($200,752,452.08)	$911,315,607.67
	ii	Interest to be Capitalized				13,378,913.25		13,177,530.10

	iii	Total Pool				$1,125,446,973.00		$924,493,137.77

	iv	Specified Reserve Account Balance				2,813,617.43		2,311,232.84
	v	Capitalized Interest				2,000,000.00		2,000,000.00

	vi	Total Adjusted Pool				$1,130,260,590.43		$928,804,370.61

B	i	Weighted Average Coupon (WAC)				3.204%		5.131%
	ii	Weighted Average Remaining Term				118.90		117.33
	iii	Number of Loans				333,217		288,406
	iv	Number of Borrowers				179,798		156,552
	v	Aggregate Outstanding Principal Balance — T-Bill				$16,068,733.40		$13,783,202.13
	vi	Aggregate Outstanding Principal Balance — Commercial Paper				$1,109,378,239.60		$910,709,935.64

						% of		% of
	Notes			Spread	Balance 7/25/05	O/S Securities	Balance 10/25/05	O/S Securities

C	i	A-1 Notes	78442GMF0	-0.010%	$—	0.000%	—	—
	ii	A-2 Notes	78442GMG8	0.030%	383,700,590.43	33.948%	182,244,370.61	19.621%
	iii	A-3 Notes	78442GMH6	0.090%	260,000,000.00	23.004%	260,000,000.00	27.993%
	iv	A-4 Notes	78442GMJ2	0.150%	285,000,000.00	25.215%	285,000,000.00	30.685%
	v	A-5 Notes	78442GMK9	0.170%	156,273,000.00	13.826%	156,273,000.00	16.825%
	vi	B Notes	78442GML7	0.360%	45,287,000.00	4.007%	45,287,000.00	4.876%

	vii	Total Notes			$1,130,260,590.43	100.000%	$928,804,370.61	100.000%

	Reserve Account				07/25/2005		10/25/2005

D	i	Required Reserve Acct Deposit (%)			0.25%		0.25%

	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)			$2,813,617.43		$2,311,232.84
	iv	Reserve Account Floor Balance ($)			$1,500,060.00		$1,500,060.00
	v	Current Reserve Acct Balance ($)			$2,813,617.43		$2,311,232.84

	Capitalized Interest Account				07/25/2005		10/25/2005

E	i	Current Capitalized Interest Account Balance ($)			$2,000,000.00		$2,000,000.00

	Asset/Liability				07/25/2005		10/25/2005

F	i	Total Adjusted Pool			$1,130,260,590.43		$928,804,370.61
	ii	Total Outstanding Balance Notes			$1,130,260,590.43		$928,804,370.61
	iii	Difference			$—		$0.00
	iv	Parity Ratio			1.00000		1.00000

II. 2004-7 Transactions from: 06/30/2005 through: 09/30/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$192,943,499.73
	ii	Principal Collections from Guarantor	11,313,937.03
	iii	Principal Reimbursements	116,511.99
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$204,373,948.75

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$9,884.79
	ii	Capitalized Interest	(3,631,381.46)

	iii	Total Non-Cash Principal Activity	$(3,621,496.67)

C	Total Student Loan Principal Activity		$200,752,452.08

D	Student Loan Interest Activity
	i	Regular Interest Collections	$5,296,209.23
	ii	Interest Claims Received from Guarantors	202,909.16
	iii	Collection Fees/Returned Items	72,485.51
	iv	Late Fee Reimbursements	204,560.72
	v	Interest Reimbursements	23,315.12
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	5,444,143.64
	viii	Subsidy Payments	2,271,060.67

	ix	Total Interest Collections	$13,514,684.05

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,779.64
	ii	Capitalized Interest	3,631,381.46

	iii	Total Non-Cash Interest Adjustments	$3,633,161.10

F	Total Student Loan Interest Activity		$17,147,845.15

G	Non-Reimbursable Losses During Collection Period		$—

H	Cumulative Non-Reimbursable Losses to Date		$536.12

III. 2004-7 Collection Account Activity 06/30/2005 through 09/30/2005

A	Principal Collections
	i	Principal Payments Received	$22,683,790.00
	ii	Consolidation Principal Payments	181,573,646.76
	iii	Reimbursements by Seller	55.39
	iv	Borrower Benefits Reimbursements	35,161.21
	v	Reimbursements by Servicer	30.22
	vi	Re-purchased Principal	81,265.17

	vii	Total Principal Collections	$204,373,948.75

B	Interest Collections
	i	Interest Payments Received	$11,138,923.21
	ii	Consolidation Interest Payments	2,075,399.49
	iii	Reimbursements by Seller	(3.00)
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	21,986.22
	vi	Re-purchased Interest	1,331.90
	vii	Collection Fees/Return Items	72,485.51
	viii	Late Fees	204,560.72

	ix	Total Interest Collections	$13,514,684.05

C	Other Reimbursements		$11,349.67

D	Reserves in Excess of the Requirement		$502,384.59

E	Interest Rate Cap Proceeds		$0.00

F	Administrator Account Investment Income		$0.00

G	Investment Earnings for Period in Trust Accounts		$1,530,181.74

H	Funds borrowed from previous distribution		$0.00

I	Return funds borrowed for previous distribution		$0.00

J	Funds released from Capitalized Interest Account		$0.00

	TOTAL AVAILABLE FUNDS		$219,932,548.80

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,580,483.39)

K	NET AVAILABLE FUNDS		$218,352,065.41

L	Servicing Fees Due for Current Period		$712,394.13

M	Carryover Servicing Fees Due		$0.00

N	Administration Fees Due		$20,000.00

O	Total Fees Due for Period		$732,394.13

IV. 2004-7 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005
INTERIM:
In School
Current	2.770%	4.700%	38,831	63,749	11.653%	22.104%	$160,644,421.16	$209,165,087.30	14.446%	22.952%

Grace
Current	2.770%	4.700%	77,653	33,465	23.304%	11.603%	262,630,866.44	137,029,099.70	23.616%	15.036%

TOTAL INTERIM	2.770%	4.700%	116,484	97,214	34.958%	33.707%	$423,275,287.60	$346,194,187.00	38.062%	37.988%
REPAYMENT
Active
Current	3.678%	5.596%	109,524	86,836	32.869%	30.109%	$357,347,865.21	$264,352,132.15	32.134%	29.008%
31-60 Days Delinquent	3.556%	5.453%	10,203	11,590	3.062%	4.019%	29,400,269.77	32,765,557.30	2.644%	3.595%
61-90 Days Delinquent	3.532%	5.434%	7,899	6,534	2.371%	2.266%	21,409,978.91	17,546,472.15	1.925%	1.925%
91-120 Days Delinquent	3.523%	5.434%	4,758	5,368	1.428%	1.861%	12,514,977.25	14,104,247.67	1.125%	1.548%
> 120 Days Delinquent	3.489%	5.401%	15,889	17,523	4.768%	6.076%	39,936,061.68	43,895,830.10	3.591%	4.817%

Deferment
Current	2.853%	4.789%	38,353	33,289	11.510%	11.542%	137,986,259.69	102,333,957.61	12.408%	11.229%

Forbearance
Current	3.550%	5.459%	26,169	28,174	7.853%	9.769%	81,191,851.17	85,570,978.91	7.301%	9.390%

TOTAL REPAYMENT	3.471%	5.395%	212,795	189,314	63.861%	65.641%	$679,787,263.68	$560,569,175.89	61.127%	61.511%
Claims in Process (1)	3.449%	5.453%	3,937	1,871	1.182%	0.649%	$9,003,004.24	$4,534,298.74	0.810%	0.498%
Aged Claims Rejected (2)	3.37%	5.619%	0	7	0.000%	0.002%	$0.00	$17,946.04	0.000%	0.002%
GRAND TOTAL	3.204%	5.131%	333,216	288,406	100.000%	100.000%	$1,112,065,555.52	$911,315,607.67	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*     Percentages may not total 100% due to rounding.

V. 2004-7 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	4.972%	156,007	$418,510,701.00	45.924%
- GSL — Unsubsidized	4.954%	109,582	361,262,197.19	39.642%
- PLUS Loans	6.103%	22,663	131,041,518.20	14.379%
- SLS Loans	6.556%	154	501,191.28	0.055%

- Total	5.131%	288,406	$911,315,607.67	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	5.082%	198,698	$704,776,376.89	77.336%
-Two Year	5.278%	56,441	130,193,270.49	14.286%
-Technical	5.337%	33,266	76,345,285.11	8.377%
-Other	4.700%	1	675.18	0.000%

- Total	5.131%	288,406	$911,315,607.67	100.000%

*	Percentages may not total 100% due to rounding.

VI. 2004-7 Interest Accruals

A	Borrower Interest Accrued During Collection Period		$9,605,261.16
B	Interest Subsidy Payments Accrued During Collection Period		3,033,071.58
C	SAP Payments Accrued During Collection Period		1,601,706.64
D	INV Earnings Accrued for Collection Period (TRUST ACCOUNTS)		1,530,181.74
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$15,770,221.12
G	Interest Rate Cap Payments Due to the Trust

			Cap

	i	Cap Notional Amount	$—

	ii	Libor	3.65000%
	iii	Cap %	5.00000%

	iv	Excess Over Cap ( ii-iii)	0.00000%

	v	Cap Payments Due to the Trust	$0.00

VII. 2004-7 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.000000000	—	0.00000%
B	Class A-2 Interest Rate	0.009404444	7/25/05 - 10/25/05	3.68000%
C	Class A-3 Interest Rate	0.009557778	7/25/05 - 10/25/05	3.74000%
D	Class A-4 Interest Rate	0.009711111	7/25/05 - 10/25/05	3.80000%
E	Class A-5 Interest Rate	0.009762222	7/25/05 - 10/25/05	3.82000%
F	Class B Interest Rate	0.010247778	7/25/05 - 10/25/05	4.01000%

VIII. 2004-7 Inputs From Prior Period 6/30/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,112,068,059.75
	ii	Interest To Be Capitalized	13,378,913.25

	iii	Total Pool	$1,125,446,973.00
	iv	Specified Reserve Account Balance	2,813,617.43
	v	Capitalized Interest	2,000,000.00

	vi	Total Adjusted Pool	$1,130,260,590.43

B	Total Note and Certificate Factor		0.748735122
C	Total Note Balance		$1,130,260,590.43

D	Note Balance 07/25/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B

	i	Current Factor	0.000000000	0.876028745	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$0.00	$383,700,590.43	$260,000,000.00	$285,000,000.00	$156,273,000.00	$45,287,000.00

	iii	Note Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Reserve Account Balance		$2,813,617.43
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2004-7 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-K )		$218,352,065.41	$218,352,065.41

B	Primary Servicing Fees-Current Month		$712,394.13	$217,639,671.28

C	Administration Fee		$20,000.00	$217,619,671.28

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$217,619,671.28
	ii	Class A-2	$3,608,490.89	$214,011,180.39
	iii	Class A-3	$2,485,022.22	$211,526,158.17
	iv	Class A-4	$2,767,666.67	$208,758,491.50
	v	Class A-5	$1,525,571.75	$207,232,919.75
	vi	Class B	$464,091.11	$206,768,828.64

	vii	Total Noteholder’s Interest Distribution	$10,850,842.64

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$206,768,828.64
	ii	Class A-2	$201,456,219.82	$5,312,608.82
	iii	Class A-3	$0.00	$5,312,608.82
	iv	Class A-4	$0.00	$5,312,608.82
	v	Class A-5	$0.00	$5,312,608.82
	vi	Class B	$0.00	$5,312,608.82

	vii	Total Noteholder’s Principal Distribution	$201,456,219.82

F	Increase to the Specified Reserve Account Balance		$0.00	$5,312,608.82

G	Carryover Servicing Fees		$0.00	$5,312,608.82

H	Excess to Certificateholder		$5,312,608.82	$0.00

X. 2004-7 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B
	i	Quarterly Interest Due			$0.00	$3,608,490.89	$2,485,022.22	$2,767,666.67	$1,525,571.75	$464,091.11
	ii	Quarterly Interest Paid			0.00	3,608,490.89	2,485,022.22	2,767,666.67	1,525,571.75	464,091.11

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$0.00	$201,456,219.82	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			0.00	201,456,219.82	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$205,064,710.71	$2,485,022.22	$2,767,666.67	$1,525,571.75	$464,091.11

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 9/30/05			$1,130,260,590.43
	ii	Adjusted Pool Balance 9/30/05			928,804,370.61

	iii	Adjusted Pool Exceeding Notes Balance (i - ii)			$201,456,219.82

	iv	Adjusted Pool Balance 6/30/05			$1,130,260,590.43
	v	Adjusted Pool Balance 9/30/05			928,804,370.61

	vi	Current Principal Due (iv - v)			$201,456,219.82

	vii	Prior Period Principal Shortfall			—

	viii	Principal Distribution Amount (vi + vii)			$201,456,219.82

	ix	Principal Distribution Amount Paid			$201,456,219.82

	x	Principal Shortfall (viii - ix)			$—

C		Total Principal Distribution			$201,456,219.82
D		Total Interest Distribution			10,850,842.64

E		Total Cash Distributions			$212,307,062.46

F	Note Balances			07/25/2005	Paydown Factor	10/25/2005
	i	A-1 Note Balance	78442GMF0	$—		$—
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GMG8	$383,700,590.43		$182,244,370.61
		A-2 Note Pool Factor		0.876028745	0.459945707	0.416083038

	iii	A-3 Note Balance	78442GMH6	$260,000,000.00		$260,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GMJ2	$285,000,000.00		$285,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	78442GMK9	$156,273,000.00		$156,273,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	B Note Balance	78442GML7	$45,287,000.00		$45,287,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,813,617.43
	ii	Deposits to correct Shortfall			$0.00
	iii	Total Reserve Account Balance Available			$2,813,617.43
	iv	Required Reserve Account Balance			$2,311,232.84

	v	Shortfall Carried to Next Period			$0.00
	vi	Excess Reserve — Release to Waterfall			$502,384.59
	vii	Ending Reserve Account Balance			$2,311,232.84

XI. 2004-7 Historical Pool Information

						2004
			7/1/05-9/30/05	4/1/05-6/30/05	1/1/05-3/31/05	7/28/04-12/31/04

Beginning Student Loan Portfolio Balance			$1,112,068,059.75	$1,255,883,481.45	$1,360,411,159.05	$1,454,574,291.65

	Student Loan Principal Activity
	i	Regular Principal Collections	$192,943,499.73	$137,281,006.06	$99,092,409.68	$96,424,299.90
	ii	Principal Collections from Guarantor	11,313,937.03	11,002,772.36	8,279,051.96	1,366,595.92
	iii	Principal Reimbursements	116,511.99	312,844.62	381,683.87	786,469.32
	iv	Other System Adjustments	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$204,373,948.75	$148,596,623.04	$107,753,145.51	$98,577,365.14
	Student Loan Non-Cash Principal Activity					$—
	i	Other Adjustments	$9,884.79	$15,866.60	$6,384.18	$34,555.18
	ii	Capitalized Interest	(3,631,381.46)	(4,797,067.94)	(3,231,852.09)	(4,448,787.72)

	iii	Total Non-Cash Principal Activity	$(3,621,496.67)	$(4,781,201.34)	$(3,225,467.91)	$(4,414,232.54)

(-)	Total Student Loan Principal Activity		$200,752,452.08	$143,815,421.70	$104,527,677.60	$94,163,132.60

	Student Loan Interest Activity
	i	Regular Interest Collections	$5,296,209.23	$4,413,617.76	$4,081,494.51	$6,950,216.92
	ii	Interest Claims Received from Guarantors	$202,909.16	$187,821.47	$143,447.29	$19,337.11
	iii	Collection Fees/Returned Items	72,485.51	60,643.04	75,342.38	67,887.36
	iv	Late Fee Reimbursements	204,560.72	185,251.50	209,641.11	303,847.28
	v	Interest Reimbursements	23,315.12	58,728.73	50,650.15	17,899.83
	vi	Other System Adjustments	0.00	0.00	0.00	0.00
	vii	Special Allowance Payments	5,444,143.64	4,649,435.57	3,344,642.44	1,334,759.96
	viii	Subsidy Payments	2,271,060.67	2,492,897.57	2,807,912.99	2,075,965.34

	ix	Total Interest Collections	$13,514,684.05	$12,048,395.64	$10,713,130.87	$10,769,913.80

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,779.64	$891.01	$(463.92)	$(1,519.32)
	ii	Capitalized Interest	3,631,381.46	4,797,067.94	3,231,852.09	4,448,787.72

	iii	Total Non-Cash Interest Adjustments	$3,633,161.10	$4,797,958.95	$3,231,388.17	$4,447,268.40

	Total Student Loan Interest Activity		$17,147,845.15	$16,846,354.59	$13,944,519.04	$15,217,182.20

(=)	Ending Student Loan Portfolio Balance		$911,315,607.67	$1,112,068,059.75	$1,255,883,481.45	$1,360,411,159.05
(+)	Interest to be Capitalized		$13,177,530.10	$13,378,913.25	$15,689,000.01	$29,137,771.02

(=)	TOTAL POOL		$924,493,137.77	$1,125,446,973.00	$1,271,572,481.46	$1,389,548,930.07

(+)	Reserve Account Balance		$2,311,232.84	$2,813,617.43	$3,178,931.20	$3,438,649.99

(+)	Capitalized Interest		$2,000,000.00	$2,000,000.00	$2,000,000.00	$2,000,000.00

(=)	Total Adjusted Pool		$928,804,370.61	$1,130,260,590.43	$1,276,751,412.66	$1,394,987,580.06

XII. 2004-7 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Oct-04	$1,425,803,681	16.17%

Jan-05	$1,375,459,998	13.40%

Apr-05	$1,271,572,481	17.13%

Jul-05	$1,125,446,973	22.26%

Oct-05	$924,493,138	29.46%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.